Exhibit 99.1

Drone Nerds, Inc. and
Subsidiaries

Consolidated Financial Statements
As of September 30, 2025 and for the
Nine-Month Periods Ended September 30, 2025
and 2024

Drone Nerds, Inc. and Subsidiaries

Consolidated Financial Statements

As of September 30, 2025 and for the
Nine-Month Periods Ended September 30, 2025 and 2024

Drone Nerds, Inc. and Subsidiaries

Contents

Consolidated Financial Statements

Drone Nerds, Inc. and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	September 30, 2025	December 31, 2024
Assets

Current Assets
Cash	$1,951,818	$1,838,454
Accounts receivable, net	7,259,142	10,882,066
Inventories, net	14,654,404	23,912,058
Vendor deposits	10,376,100	9,086,624
Prepaid expenses and other assets	802,990	806,451
Total Current Assets	35,044,454	46,525,653

Property and equipment, net	196,808	276,246
Operating leases - right-of-use assets, net	1,694,503	2,251,539
Goodwill	170,000	170,000
Total Assets	$37,105,765	$49,223,438

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$3,657,617	$5,135,940
Accrued expenses and other liabilities	7,404,132	10,516,952
Line of credit	2,880,683	15,240,950
Operating lease liabilities	659,861	738,055
Total Current Liabilities	14,602,293	31,631,897
Notes payable, related parties	450,000	450,000
Operating lease liabilities, net of current portion	1,159,150	1,605,282
Total Liabilities	16,211,443	33,687,179

Commitments and Contingencies

Stockholders’ Equity
Common stock; $1 par value; 400 shares authorized, issued and outstanding	400	400
Additional paid-in capital	1,099,700	99,700
Retained earnings	19,907,617	15,549,554
Due from stockholder	(113,395)	(113,395)
Total Stockholders’ Equity	20,894,322	15,536,259

Total Liabilities and Stockholders’ Equity	$37,105,765	$49,223,438

See accompanying notes to consolidated financial statements.

Drone Nerds, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

Nine months ended September 30,	2025	2024

Sales	$79,771,085	$84,369,168
Cost of sales	61,136,973	70,730,221
Gross profit	18,634,112	13,638,947

Operating expenses
Salaries and benefits	5,819,245	5,623,032
Other selling, general and administrative expenses	3,293,652	3,784,913
Professional fees	910,889	889,360
Income from operations	8,610,326	3,341,642
Other income	84,186	70,308
Interest expense, net	(439,825)	(812,532)
Net Income	$8,254,687	$2,599,418

See accompanying notes to consolidated financial statements.

Drone Nerds, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Due from Stockholder	Total Stockholders’ Equity

Balances at January 1, 2025	400	$400	$99,700	$15,549,554	$(113,395)	$15,536,259
Net income	-	-	-	8,254,687	-	8,254,687
Contributions from stockholders	-	-	1,000,000	-	-	1,000,000
Distributions to stockholders	-	-	-	(3,896,624)	-	(3,896,624)
Balances at September 30, 2025	400	$400	$1,099,700	$19,907,617	$(113,395)	$20,894,322

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Due from Stockholder	Total Stockholders’ Equity

Balances at January 1, 2024	400	$400	$99,700	$16,541,580	$(111,171)	$16,530,509
Net income	-	-	-	2,599,418	-	2,599,418
Distributions to stockholders	-	-	-	(2,902,678)	-	(2,902,678)
Balances at September 30, 2024	400	$400	$99,700	$16,238,320	$(111,171)	$16,227,249

See accompanying notes to consolidated financial statements.

Drone Nerds, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

Nine months ended September 30,	2025	2024

Cash Flows From Operating Activities
Net Income	$8,254,687	$2,599,418
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,438	57,212
Amortization of deferred loan costs	185,498	53,331
Non-cash lease expense	557,036	410,509
Changes in operating assets and liabilities:
Decrease (Increase) in operating assets:
Accounts receivable	3,622,924	(441,268)
Inventories	9,257,654	(4,432,395)
Vendor deposits	(1,289,476)	(2,909,212)
Prepaid expenses and other assets	3,461	217,814
Increase (decrease) in operating liabilities:
Accounts payable	(1,478,323)	2,530,276
Accrued expenses and other liabilities	(3,112,820)	6,120,382
Operating lease liabilities	(524,326)	261,173
Net Cash Provided By Operating Activities	15,555,753	4,467,240

Cash Flows From Investing Activities
Purchases of property and equipment	-	(213,974)
Net Cash Used In Investing Activities	-	(213,974)

Cash Flows From Financing Activities
Contributions from stockholders	1,000,000	-
Distributions to stockholders	(3,896,624)	(2,902,678)
Borrowings under lines of credit	39,187,131	40,369,383
Repayments on lines of credit	(51,732,896)	(42,105,164)
Net Cash Used In Financing Activities	(15,442,389)	(4,638,459)

Net increase (decrease) in cash	113,364	(385,193)
Cash - beginning of period	1,838,454	1,657,345
Cash - end of period	$1,951,818	$1,272,152

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$442,368	$997,404

Supplemental Schedule of Non-cash investing and financing activities:
Right of use assets recognized due to lease amendment	$-	$1,645,143

See accompanying notes to consolidated financial statements.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1. Description of Business

Business

Drone Nerds, Inc. was incorporated in 2014 as a Florida corporation and is headquartered in Dania Beach, Florida. Drone Nerds, Inc. specializes in wholesale and retail sales of high-end drones for a variety of commercial, private and recreational needs. Additionally, Drone Nerds, Inc. operates a retail store in South Florida.

Surf Nerds, LLC was incorporated in 2019 as a Florida Limited Liability Company and was headquartered in Dania Beach, Florida. Surf Nerds, LLC operated as an online retailer of electric surfboards until its dissolution in June 2025, at which time all assets and liabilities were transferred to Drone Nerds, Inc. The dissolution had no material impact on the consolidated financial statements, and no significant gains or losses were recognized.

Anzu Robotics, LLC was incorporated in 2023 as a Delaware Limited Liability Company and is headquartered in Austin, Texas. Anzu Robotics, LLC commenced its operations in 2024 and is engaged in the development and sale of commercial drone technology.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Drone Nerds, Inc., Surf Nerds, LLC, and Anzu Robotics, LLC (collectively referred to as the “Company”). All intercompany accounts and transactions have been eliminated in consolidation.

The Company evaluates its relationships with other entities to determine whether any such entities are variable interest entities (“VIEs”) and whether the Company is the primary beneficiary of any VIEs. A VIE is an entity in which the Company, through contractual or other arrangements, has an interest that will absorb portions of the entity’s expected losses or receive portions of the entity’s expected residual returns, or both. The Company consolidates a VIE if it is determined to be the primary beneficiary, which is defined as the entity that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE.

The Company has determined that Anzu Robotics, LLC meets the criteria to be considered a variable interest entity (“VIE”) under Accounting Standards Codification (ASC) 810, Consolidation, and that Drone Nerds, Inc. is the primary beneficiary. Accordingly, the financial results of Anzu Robotics, LLC are included in the accompanying consolidated financial statements. Surf Nerds, LLC was also considered a VIE, with Drone Nerds, Inc. as the primary beneficiary, until its dissolution in June 2025, at which time all assets and liabilities were transferred to Drone Nerds, Inc. and Surf Nerds, LLC ceased to be consolidated as a separate entity.

Basis of Presentation

The consolidated financial statements of the Company have been prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Significant assumptions and estimates were used in determining the collectability of accounts receivable and the carrying value of inventory. Actual results could differ from those estimates and those differences may be material.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents. As of September 30, 2025 and December 31, 2024, the Company had no cash equivalents and all cash amounts consisted of cash on deposit.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits in excess of the Federal Deposit Insurance Corporation insured limit of $250,000. At times, such balances exceed these insured limits. The Company generally limits its exposure by placing its deposits with quality financial institutions. The Company has not experienced losses in such accounts.

Concentrations

As of September 30, 2025, accounts receivable totaling approximately $1,844,000 from two customers represented approximately 26% of total accounts receivable, net. As of December 31, 2024, accounts receivable totaling approximately $5,493,000 from two customers represented approximately 53% of total accounts receivable, net. As of September 30, 2025 and December 31 2024, approximate information regarding major customers representing more than 10% of total accounts receivable from unrelated parties is as follows:

	September 30, 2025	December 31, 2024

Customer A	15%	35%
Customer B	**	18%
Customer C	11%	**

**	- Concentration did not exceed 10% of total accounts receivable, net.

As of September 30, 2025 and December 31, 2024, accounts payable totaling approximately $819,000 and $3,240,000 to a large vendor, primarily located in China, represented approximately 27% and 71% of total accounts payable, respectively. As of September 30, 2025 and December 31, 2024, approximate information regarding major vendors representing more than 10% of total accounts payable to unrelated parties is as follows:

	September 30, 2025	December 31, 2024

Vendor A	13%	71%
Vendor B	27%	11%
Vendor C	13%	**

**	- Concentration did not exceed 10% of total accounts payable.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Vendor purchases of inventory totaling approximately $30,899,000 and $53,547,000 from the same vendor represented approximately 55% and 70% of total vendor purchases of inventory for the nine months ended September 30, 2025 and 2024, respectively.

In February 2018, the Company signed a 5-year contract extension with its largest vendor to be the official non-exclusive dealer of its products in the United States and Canada. The contract stipulates that it can be terminated by the vendor at any time. In September 2022, the Company executed an additional extension of this agreement through September 2025. In January 2025, the Company entered into a new one-year agreement with its largest vendor to continue as the official non-exclusive dealer of its products in the United States. In September 2025, the Company signed an additional one-year contract with its largest vendor, maintaining its status as the official non-exclusive dealer of the vendor’s products in the United States.

Risks and Uncertainties

Credit Risk

In the normal course of business, the Company encounters economic risk, mainly comprised of credit risk and market risk. Credit risk is the risk of default on the Company’s accounts receivable balances from the customers’ inability or unwillingness to make contractually required payments.

Market Risk

Market risk reflects the risk that conditions in which the Company sells its products could change such that a significant effect on the Company’s operations could occur. The Company derives most of its sales from the wholesale and online retail industry. The Company could experience declines in demand for products as a result of general economic conditions. Furthermore, the Company is dependent on borrowings provided by a line of credit to fund its current working capital needs.

Tariff Risk

The Company is currently subject to various international trade policies and regulations, which may impact the cost of inventory purchases. There remains uncertainty regarding the potential imposition of new tariffs or changes to existing tariffs on goods imported from certain countries where the Company sources its inventory.

Management is actively monitoring the situation and assessing the potential impact on the Company’s financial position and results of operations. While it is not possible to predict the outcome of these developments, any significant increase in tariffs could result in higher costs of goods sold and may adversely affect the Company’s profitability.

Regulatory and Supply Chain Risk

The Company is subject to risks arising from ongoing regulatory discussions and potential legislative actions targeting its primary supplier. Under the 2025 National Defense Authorization Act (NDAA), a U.S. national-security agency is required to complete a security review of certain suppliers, including the Company’s primary supplier, by December 23, 2025. If no agency completes this review by the deadline, the law instructs the Federal Communications Commission (FCC) to automatically add these suppliers to the FCC “Covered List,” which would effectively block new FCC equipment authorizations for their technology and drones in the U.S. (i.e., new models could not be approved).

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Management is actively monitoring these developments and evaluating their potential impact on the Company’s financial position and results of operations. As of the issuance of these financial statements, all products purchased from the primary supplier in the Company’s distribution channel possess valid FCC authorizations. Accordingly, management does not anticipate any material impact on the Company’s operations, as revenue is expected to continue to be generated from existing, approved product lines.

The ultimate outcome of these regulatory and legislative matters cannot be predicted. Any significant regulatory changes or supply chain disruptions could result in inventory shortages and materially impact the operations, which ultimately may adversely affect the Company’s future profitability.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist mainly of prepaid insurance. Premiums paid for receivable and cargo insurance during the year are amortized evenly over the term covered by the payment, generally twelve months.

Accounts Receivable, Net and Allowance for Credit Losses

Accounts receivable are recorded at the stated amount of the transactions with the Company’s customers. Credit is extended based upon evaluation of the customers’ financial condition. Payment terms vary and amounts due from customers are stated in the consolidated financial statements net of an allowance for credit losses.

The Company recognizes an allowance for credit losses for accounts receivable based on its best estimate of the net amount expected to be collected. The Company determines the allowance based on a review of individual past due balances and potential collectability of these balances. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts that are outstanding longer than the payment terms are considered past due. As of September 30, 2025 and December 31, 2024, the allowance for credit losses was approximately $100,000 and is reflected as a reduction of “Accounts receivable, net” on the accompanying consolidated balance sheets. Certain accounts receivable balances serve as collateral to the line of credit (Note 6).

Inventories

Inventories, consisting principally of drones and drone accessories, are stated at the lower of cost or net realizable value. Cost is determined using the specific identification method. Net realizable value is defined as the estimated selling prices in the ordinary course of business less reasonably predictable costs of completion, disposal, and transportation. Inventories include the capitalization of certain costs related to purchasing, freight and handling costs associated with placing inventory in its location and condition for sale.

Selling expenses and general and administrative expenses are reported as period costs and are excluded from inventory cost. The Company reviews the components of its inventory on a regular basis for excess and obsolete inventory based on estimated future usage and sales.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of September 30, 2025 and December 31, 2024, the inventory reserve was approximately $642,000 and is reflected as a reduction of “Inventories, net” in the accompanying consolidated balance sheets.

Property and Equipment, net

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Assets over $5,000, which are expected to last over one year, are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized in income or expense for the period. Maintenance and repairs are charged to expense as incurred, and expenditures for major renewals and betterments are capitalized.

Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the various classes of assets as follows:

Office furniture and fixtures	7 years
Equipment	5 years
Leasehold improvements	Shorter of useful life or lease term
Software	3 years

Long-Lived Assets

The Company reviews long-lived assets for possible impairment at least annually, and more frequently if circumstances indicate that the carrying amount of the asset may not be recoverable. Impairment is determined to exist when estimated amounts recoverable through future cash flows from operations on an undiscounted basis are less than the long-lived assets carrying values. If a long-lived asset is determined to be impaired, an impairment loss is recognized to reduce the asset to its fair value. Preparation of estimated future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning future conditions. There were no impairment losses for the nine months ended September 30, 2025 and 2024.

Goodwill

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the identifiable net tangible and intangible assets acquired. Goodwill is not amortized but is tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

The Company compares the fair value of its reporting unit, including goodwill, to its carrying amount. If the carrying amount exceeds fair value, an impairment loss is recognized in an amount equal to the excess, limited to the total amount of goodwill. Impairment losses, if any, are included in operating expenses in the Company’s consolidated statements of operations.

During the nine months ended September 30, 2025 and 2024, no events or circumstances indicated that goodwill may be impaired, and the annual impairment test did not result in any impairment charges (Note 5).

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Leases

The Company enters into lease arrangements primarily for rental of office and operating facilities space, with various expiration dates. At its inception, the Company determines whether an arrangement is or contains a lease. A lease exists when a contract conveys to the customer the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. The definition of a lease embodies two conditions: (i) there is an identified asset in the contract that is land or a depreciable asset (i.e., property and equipment), and (ii) the customer has the right to control the use of the identified asset. The Company recognizes a right-of-use (ROU) asset and lease liability on the consolidated balance sheets for all leases with a term longer than 12 months, including renewals options reasonably certain to be exercised. ROU assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are classified and recognized at the commencement date.

ROU lease liabilities are measured based on the present value of fixed lease payments over the lease term, discounted at the appropriate rate. The Company has made an accounting policy to apply its incremental borrowing rate (IBR) as the discount rate used to measure lease liabilities and ROU assets at commencement of a lease. ROU assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Key estimates and judgments included in the initial measurement of ROU assets and liabilities include (i) the discount rate used to discount the unpaid lease payments to present value, (ii) lease term and (iii) lease payments.

i.	The Company uses its IBR at lease commencement to discount lease payments, as the rate implicit in the lease is not readily determinable. The IBR is determined based on the rate of interest the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments over a similar term in a similar economic environment.

ii.	The lease term for all of our leases includes the noncancellable period of the lease plus any additional periods covered by either a lessee option to extend (or not to terminate) the lease that the lessee is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

iii.	Lease payments included in the measurement of the lease asset or liability comprise the following: (i) fixed payments (including in-substance fixed payments), (ii) variable payments that depend on index or rate based on the index or rate at lease commencement, (iii) the exercise price of a lessee option to purchase the underlying asset if the lessee is reasonably certain to exercise, (iv) payments for penalties for terminating the lease if the lessee is reasonably certain to exercise, and (v) amounts probable of being owed under residual value guarantees.

Variable lease payments that depend on an index or a rate (such as the Consumer Price Index or a market interest rate) are included in the measurement of ROU assets and lease liabilities using the index or rate at the commencement date. Variable lease payments that do not depend on an index or a rate are excluded from the measurement of ROU assets and lease liabilities and are recognized in the period in which the event, activity, or circumstance in the lease agreement on which those payments are assessed occur. Variable lease payments related to the Company’s operating leases include costs such as insurance and common area maintenance and are recognized in operating expenses in the consolidated statements of operations in the period in which the obligation for those payments is incurred.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company monitors events or changes in circumstances that require a reassessment of a lease. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in operating expenses in the consolidated statements of operations.

Revenue Recognition

The Company generates revenue primarily from the sale of high-end drones to wholesale and retail markets.

Revenue is recognized when customers obtain control of goods and services promised by the Company in accordance with ASC Topic 606, Revenue from Contracts with Customers (Topic 606). The amount of revenue recognized is based on the amount that reflects the consideration that is expected to be received in exchange for those respective goods and services. The transaction price for contracts may include forms of variable consideration, including reductions to the transaction price for volume discounts and rebates. Revenue is reported net of discounts and net of any estimated refund liability, which is determined based on historical experience. The estimated refund liability as of September 30, 2025 and December 31, 2024 was not material.

The Company records freight billed to customers in net sales. The corresponding costs incurred for shipping and handling related to these customers billed freight costs are recorded as costs to fulfill the contract and are included within cost of sales. All revenue is recognized at a point in time. For shipments with terms of Free-On-Board (FOB) Shipping Point, revenue is recognized upon shipment. Deferred revenue represents cash received by the Company in advance of shipment for FOB Shipping Point terms. Upon shipment the deferred revenue is recognized as revenue.

The Company’s contracts typically do not result in situations where there is a time period greater than one year between performance under the contract and collection of the related consideration. The Company elected the practical expedient under Topic 606 related to significant financing components, where the Company expects, at contract inception, that the period between the entity’s transfer of a promised good or service to a customer and the customer’s payment for that good or service will be one year or less.

The Company also applies the practical expedient in Topic 606 related to costs to obtain a contract and recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the incurred costs that the Company otherwise would have capitalized is one year or less. These costs are included in selling, general and administrative expenses.

The Company’s main revenue generating activities include the following:

Wholesale

Revenue is comprised of sales of products through e-commerce channels and are primarily comprised of direct sales to wholesale resellers. Revenue is recognized when control of the product transfers to the customer, which is generally upon shipment of the goods, at which time the Company has satisfied its performance obligation. Payment terms start from the date of satisfaction of the performance obligation and varies based on the customer contract.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Retail

Revenue is comprised of point-of-sale retail sales at the Company’s South Florida location. Revenue is recognized when control of the product transfers to the customer which is generally upon the point of sale of the goods, at which time the Company has satisfied its performance obligation. Payments are usually obtained from a mixture of cash and credit card.

A summary of all revenue earned is as follows:

Nine months ended September 30,	2025	2024

Wholesale	$65,575,503	$74,815,638
Retail	14,195,582	9,553,530
	$79,771,085	$84,369,168

It is the Company’s policy to accept returns as deemed necessary based on the Company’s return policy. The Company estimates sales returns and records a reserve for expected returns at each reporting date based on historical return pattern and current trends. Actual returns are charged against the reserve as they occur. As of September 30, 2025 and December 31, 2024, the Company recorded a reserve for sales returns and allowances of approximately $144,000, which is reflected as a reduction of accounts receivable, net on the accompanying consolidated balance sheets.

Cost of Sales

The Company’s cost of sales sold consists primarily of charges incurred for finished goods (drones and drone accessories), direct and indirect distribution costs, and other costs incurred in the sale of goods.

Shipping and Handling Costs

In some instances, the Company incurs shipping and handling costs relating to the sale of inventory. The Company recorded these costs as part of cost of sales in the accompanying consolidated statements of operations. Total shipping and handling costs incurred during the nine months ended September 30, 2025 and 2024 were approximately $526,000 and $631,000, respectively.

Vendor Programs

Consideration received from vendors for price protection, product rebates and marketing promotion are recorded as a reduction in cost of sales in accordance with ASC 705-20, Accounting for Consideration.

Advertising Costs

Advertising costs are charged to expense during the period in which they are incurred. Advertising costs were approximately $363,000 and $540,000 for the nine months ended September 30, 2025 and 2024, respectively.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Income Taxes

The Company recognizes and measures tax positions taken or expected to be taken in its tax return based on their technical merit and assesses the likelihood that the positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. Interest and penalties on tax liabilities, if any, would be recorded in interest expense and other non-interest expense, respectively.

The Company has analyzed the tax positions taken and has concluded that as of September 30, 2025 and December 31, 2024, there were no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or disclosure in the consolidated financial statements.

Management is required to analyze all open tax years as defined by the statute of limitations for all major jurisdictions, including federal and certain state taxing authorities. As of September 30, 2025, the Company did not have a liability for any unrecognized taxes. The Company has no examinations in progress and is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax liabilities will significantly change in the next 12 months.

The Company is treated as a Subchapter S Corporation for federal income tax purposes and accordingly, generally would not incur income taxes or have any unrecognized tax benefits. Instead, its earnings and losses are included in the personal tax returns of the stockholders and taxed depending on their personal tax situation. As a result, the consolidated financial statements do not reflect a provision for income taxes. The U.S. Federal jurisdiction and Florida are the major tax jurisdictions where the Company files income tax returns.

Tax Collected from Customers and Remitted to Governmental Authorities

The Company records taxes collected from customers, which are directly imposed on a transaction with that customer, on a net basis. That is, in instances in which the Company acts as a collection agent for a taxing authority by collecting taxes that are the responsibility of the customer, the Company records the amount collected as a liability and relieves such liability upon remittance to the taxing authority without impacting revenues and expenses. On June 21, 2018, the U.S. Supreme Court decided in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, in certain circumstances, enforce sales and use tax collection on remote vendors that do not have physical presence in their jurisdiction. As states begin to interpret this ruling, some have begun, or have positioned themselves to begin, requiring sales and use tax collection by remote vendors. The details and effective dates of these collection requirements vary from state to state. The Company has internally evaluated the new requirements and, based on management’s analysis as of September 30, 2025 and December 31, 2024, an accrual of approximately $209,000 and $175,000, respectively, has been recorded and is reflected within accrued expenses and other liabilities on the accompanying consolidated balance sheets.

3. Related Party Transactions

Due from Stockholder

As of September 30, 2025 and December 31, 2024, the Company had an outstanding amount due from a stockholder of approximately $113,000 which bear interest of 2.0%, is unsecured and due on demand, included in the stockholders’ equity on the consolidated balance sheets. Interest income from amount due from stockholder for the nine months ended September 30, 2025 and 2024 was approximately $2,000 and is included in interest expense, net on the consolidated statements of operations.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Notes Payable, Related Parties

The Company has a note payable due of $200,000 to a related party as reflected on the consolidated balance sheets as of September 30, 2025 and December 31, 2024, within the caption notes payable, related parties. The note is unsecured and bears interest at 10%. Interest expense was approximately $15,000 for each of the nine months ended September 30, 2025 and 2024.

Additionally, in October 2016, the Company borrowed additional funds from another related party. The Company has a balance due of $250,000 to this related party as reflected on the consolidated balance sheets as of September 30, 2025 and December 31, 2024, within the caption notes payable, related parties. The note is unsecured and bears interest at 10%. Interest expense was approximately $19,000 for each of the nine months ended September 30, 2025 and 2024.

4. Property and Equipment, net

Property and equipment, net consists of the following:

	September 30, 2025	December 31, 2024

Office furniture and fixtures	$133,860	$133,860
Equipment	90,537	90,537
Leasehold improvements	271,535	271,535
Software	356,007	356,007
	851,939	851,939
Less: accumulated depreciation and amortization	(655,131)	(575,693)
	$196,808	$276,246

Depreciation and amortization expense was approximately $79,000 and $57,000 for the nine months ended September 30, 2025 and 2024, respectively.

5. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	September 30, 2025	December 31, 2024

Accrued expenses	$199,419	$16,068
Accrued payroll	516,638	309,626
Accrued purchases	4,002,560	8,394,859
Customer deposits	2,411,132	1,615,709
Other liabilities	274,383	180,690
	$7,404,132	$10,516,952

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

6. Goodwill

On July 1, 2018, the Company acquired all of the assets of VeryDrone, Inc. (VeryDrone). As of September 30, 2025 and December 31, 2024, the Company reported gross goodwill of $170,000 related to this acquisition. No impairment of goodwill was recorded for the nine months ended September 30, 2025 and 2024.

7. Lines of Credit

In December 2022, the Company entered into a revolving line of credit loan agreement with a financial institution for $19,500,000. The line of credit bore interest equal to the Secured Overnight Financing Rate (SOFR) plus a margin determined by the financial institution and interest payments were due monthly and was scheduled to mature on December 23, 2024.

In July 2024, the line of credit loan agreement was amended, increasing the borrowing amount to $25,000,000 and extending the maturity date to July 18, 2027. The renewed line of credit bears interest equal to the SOFR plus a margin determined by the financial institution (7.37% at December 31, 2024) and interest payments are due monthly. The line of credit is collateralized by all assets of the Company, including those held by the VIEs, and is personally guaranteed by the Company’s stockholders.

In June 2025, the Company entered into a waiver and amendment agreement related to the line of credit. The agreement waived a default related to the Fixed Charge Coverage Ratio and amended the terms of the line of credit, reducing the maximum loan amount from $25,000,000 to $10,000,000. The interest rate was revised to 1-Month Term SOFR plus 5.00% until June 30, 2025, after which it will vary based on the Company’s Fixed Charge Coverage Ratio performance. As part of the amended agreement, the Company was required to make an equity injection of approximately $1,000,000 and pay a $25,000 waiver fee. The equity injection of $1,000,000 is included within the consolidated statement of stockholders’ equity.

In July 2025, the Company transitioned its line of credit to a different financial institution and entered into a new revolving line of credit agreement with a maximum borrowing amount of $25,000,000. The new facility bears interest at 1-Month Term SOFR plus 2.50%, subject to a minimum rate of 6.00% per annum (6.68% at September 30, 2025), with interest payments due monthly. The new line of credit is scheduled to mature on July 10, 2027.

As of September 30, 2025 and December 31, 2024, the outstanding balance was $2,880,683 and $15,240,950, respectively, and total interest expense for the nine months ended September 30, 2025 and 2024 totaled approximately $410,000 and $790,000, respectively. As of September 30, 2025 and December 31, 2024, the Company had a remaining balance available to be borrowed totaling $22,119,317 and $9,759,050, respectively.

In connection with the line of credit, the Company paid loan origination fees of approximately $398,000 and is included in prepaid expenses and other assets on the accompanying consolidated balance sheets. The loan origination fees are being amortized over the duration of the line of credit. For each of the nine months ended September 30, 2025 and 2024, amortization expense was approximately $185,000 and $53,000, respectively, and reflected as operating expenses in the accompanying consolidated statements of operations.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

8. Leases

The Company leases offices and retail stores under noncancelable agreements. The Company assessed the lease classification of these leases at commencement date and concluded that the leases should be accounted for as operating leases. The operating leases expire at various dates through 2029, some with renewal options available to the Company. The lease agreements typically provide for base rental rates that increase at defined intervals during the term of the lease.

Consolidated balance sheet information related to the Company’s operating leases consisted of the following:

		September 30, 2025	December 31, 2024
Assets	Operating lease right of use assets, net	$1,694,503	$2,251,539
Total Lease Assets		$1,694,503	$2,251,539

Liabilities
Current Operating	Current portion of lease liabilities	$659,861	$738,055
Long-term Operating	Operating lease liabilities, net of current portion	1,159,150	1,605,282

Total Lease Liabilities		$1,819,011	$2,343,337

The components of total lease cost associated with the Company’s operating leases are as follows:

Nine months ended September 30,	2025	2024

Operating lease expense (a)	$560,140	$478,617
Variable lease expense (b)	37,969	31,432
Total Lease Cost	$598,109	$510,049

(a)	Expenses are classified within operating expenses in the consolidated statement of operations
(b)	Variable lease costs consist primarily of taxes and common area and is included within operating expenses in the consolidated statement of operations

The following summarizes the cash flow information related to operating leases for the year ended:

	2025	2024

Operating lease liabilities arising from obtaining right-of-use assets	$-	$1,645,143
Operating cash flows from operating leases	$524,326	$633,935

Weighted-average remaining lease term	3.0 years	3.8 years
Weighted-average discount rate	6.49%	6.28%

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Maturities of lease liabilities are as follows:

Years Ended December 31,
2025**	$195,991
2026	737,421
2027	510,964
2028	424,678
2029	143,421
Total minimum lease payments	2,012,475
Less: amount representing interest	(193,464)
Present value of future minimum lease payments	1,819,011
Less: current portion	(659,861)
Long Term Lease Liability	$1,159,150

**	2025 amount reflects only the three-month period from October 1, 2025 to December 31, 2025

9. Commitments and Contingencies

Litigation

The Company, from time to time, is involved in litigation arising during the ordinary course of business. Based on currently available information, management believes that the resolution of any potential claims will not have a material adverse effect on the Company’s consolidated operating results or financial position.

10. Benefit Plan

The Company maintains a 401(k)-retirement plan for its eligible employees. The Company determines annually the amount of its matching and profit-sharing contributions. For the nine months ended September 30, 2025 and 2024, the Company did not make any matching or profit-sharing contributions.

11. Variable Interest Entities

Surf Nerds, LLC and Anzu Robotics, LLC were formed to expand the Company’s operations into electric surfboards and commercial drone technology, respectively. Drone Nerds, Inc. is the primary beneficiary of both entities, as it has the power to direct the activities that most significantly impact their economic performance and is exposed to the majority of their expected losses or residual returns.

In accordance with U.S. GAAP, the economic substance of these relationships gives Drone Nerds, Inc. a controlling financial interest in Surf Nerds, LLC and Anzu Robotics, LLC. Accordingly, the Company is required to consolidate these entities. The non-controlling interest in Surf Nerds, LLC and Anzu Robotics, LLC was immaterial to the consolidated financial statements and is included within the consolidated stockholders’ equity as of September 30, 2025 and December 31, 2024.

Drone Nerds, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Drone Nerds, Inc. is the primary obligor on a revolving line of credit agreement with an external lender (Note 7 and 12), which was collateralized by the assets of Drone Nerds, Inc., Surf Nerds, LLC, and Anzu Robotics, LLC until the dissolution of Surf Nerds, LLC in June 2025, after which the collateral was limited to the assets of Drone Nerds, Inc. and Anzu Robotics, LLC. In the event of default, the external lender has recourse to both the general credit of Drone Nerds, Inc. and the assets of the VIEs. The outstanding balance on the line of credit was $2,880,683 and $15,240,950 as of September 30, 2025 and December 31, 2024, respectively. Creditors of the consolidated VIEs also have recourse to the general credit of Drone Nerds, Inc.

Drone Nerds, Inc. has also provided financial support to both Surf Nerds, LLC and Anzu Robotics, LLC through intercompany loans necessary to fund their operations. As of September 30, 2025 and December 31, 2024, Anzu Robotics, LLC had intercompany payables to Drone Nerds, Inc. totaling approximately $4,582,000 and $5,100,000, respectively. As of December 31, 2024, Surf Nerds, LLC had an intercompany payable to Drone Nerds, Inc. totaling $463,000. In the event that Surf Nerds, LLC or Anzu Robotics, LLC are unable to repay their obligations, Drone Nerds, Inc. would remain liable to the external lenders and may be required to forgive the intercompany loans.

12. Subsequent Events

The Company has evaluated subsequent events through December 17, 2025, which is the date the consolidated financial statements were available to be issued.

Subsequent to September 30, 2025, the Company declared and paid cash distributions to stockholders totaling approximately $2,700,000. These distributions occurred after the consolidated balance sheet date and are not reflected in the consolidated financial statements.

On November 10, 2025, the Company was acquired by XTI Aerospace, Inc. in a transaction valued at approximately $40,000,000, for a combination of cash, equity, and notes payable.

In connection with this transaction, the Company completed a reorganization (the “F-Reorganization”) intended to simplify its legal and tax structure in preparation for an equity sale transaction. As part of this F-Reorganization, the Company converted into Drone Nerds, LLC, a Florida limited liability company that is treated as a disregarded entity for U.S. federal income tax purposes. The transaction did not result in any changes to the underlying ownership, operations, or management of the Company and its consolidated subsidiaries.

On November 10, 2025, XTI Aerospace, Inc. deposited $10,500,000 with the Company’s lender to fully collateralize the outstanding line of credit and fund working capital while the Company finalized an amendment to the line of credit agreement as a result of the Transaction.